Exhibit H(36)

Form of

SPONSORED MEMBER JOINDER AGREEMENT

The funds listed below, being represented by the undersigned, hereby agree to be bound by all of the provisions of the FIXED INCOME CLEARING CORPORATION SPONSORED MEMBERSHIP AGREEMENT, dated October 10, 2017, by and between the Fixed Income Clearing Corporation, State Street Bank and Trust Company, and MassMutual Select Funds, MassMutual Premier Funds, MML Series Investment Fund, and MML Series Investment Fund II, each on behalf of its series set forth on Schedule 1 thereto or on Sponsored Member Joinder Agreements.

Funds Becoming Sponsored Members (both of which are series/portfolios of MassMutual Select Funds)

MassMutual RetireSMARTSM by JPMorgan 2065 Fund MassMutual Select T. Rowe Price Retirement 2065 Fund

FIXED INCOME CLEARING CORPORATION	MASSMUTUAL SELECT FUNDS, FOR AND ON BEHALF OF THE FUNDS SET FORTH ABOVE

By:	By:

Print Name:	Print Name: Renee Hitchcock

Title:	Title: CFO and Treasurer

Date:	Date:

STATE STREET BANK AND TRUST COMPANY

By:

Print Name:

Title:

Date: